Exhibit 10.4

EXECUTION VERSION

PREEMPTIVE RIGHTS LETTER

January 31, 2019

Egalet Corporation

600 Lee Road

Suite 100

Wayne, PA

Ladies and Gentlemen:

Reference is made to that certain First Amended Joint Chapter 11 Plan of Reorganization of Egalet Corporation (the “Corporation”) and its affiliated debtors, dated December 3, 2018, as amended and modified from time to time in accordance with the Bankruptcy Code (the “Plan of Reorganization”). In connection with the transactions contemplated by the Plan of Reorganization, the undersigned (the “Stockholder”) and the Corporation hereby agree as follows:

1.              Subject to the terms and conditions of this letter agreement and applicable securities laws, for so long as the Stockholder holds, in the aggregate on a fully diluted basis, at least two and one-half percent (2.5%) of the outstanding shares of Common Stock of the Corporation (including as outstanding for such purpose any Common Stock issuable upon exercise of any New Warrants held by such Stockholder) (as adjusted for any reverse split, combination, recapitalization, reclassification, merger, consolidation or similar event with respect to the Common Stock, or any rights offering to existing holders of the capital stock of the Corporation), if the Corporation proposes to offer or sell any New Securities, the Corporation shall first offer a portion of such New Securities to the Stockholder.  Notwithstanding the foregoing, such purchase right shall not apply to (a) any transaction in which no other Investor participates or invests or (b) any public offering or private placement of equity or debt securities that is marketed widely to third party investors (including, without limitation, a confidentially marketed public offering); provided, further, that in the case of any transaction described in clause (b), the Corporation shall instruct the underwriter or placement agent in any such offering to provide the opportunity to the Stockholder to participate in such offering.  A Stockholder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates; provided that, each such Affiliate agrees to enter into a joinder to this letter agreement as a “Stockholder” hereunder.

2.              With respect to any such offering or sale:

a.              The Corporation shall give written notice (the “Offer Notice”) to the Stockholder at least fifteen (15) calendar days prior to the consummation of the transaction, stating (1) its bona fide intention to offer such New Securities, (2) the number of such New Securities to be offered and the percentage of the Corporation’s outstanding equity securities such issuance would represent, and (3) the price and terms, if any, upon which it proposes to offer such New Securities, in the case of clauses (2) and (3), to the extent known to the Corporation at the time such Offer Notice is given; provided, that, if the information in clauses (2) or (3) is not known to the Corporation at such time, the Offer Notice will include such information as is then available to the Corporation and the Corporation will provide the information required by clauses (2) and (3) to the Stockholder as soon as reasonably possible thereafter and, in any case, no later than the time at which such information is provided to any other investor or proposed investor in such offering (as defined below.)

b.              By notification to the Corporation within ten (10) calendar days after the Offer Notice is received (or such shorter period as the managing underwriter may designate in the case of an underwritten public offering) (the “Exercise Period”), the Stockholder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice (or, in the case of a public offering of securities, at the price and on the terms offered to the public), up to that portion of such New Securities which equals the proportion that (x) the Common Stock then held by such Stockholder (including any and all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held by such Stockholder (including the New Warrants)) bears to (y) the total Common Stock of the Corporation then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities then outstanding (including the New Warrants)).

c.               The closing of any sale pursuant to Section 2(b) shall occur within the later of ninety (90) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 2(d); provided, however, that the closing of any purchase of New Securities by the Stockholder may be extended beyond the closing of the transaction in the Offer Notice to the extent necessary to (1) obtain required government approvals and other required third party approvals or consents (and the Corporation and the Stockholder shall use their respective commercially reasonable efforts to obtain such approvals) and (2) permit the Stockholder purchasing New Securities to complete their internal capital call process following the Exercise Period; provided, that the extension pursuant to this clause (2) shall not exceed thirty (30) days.

d.              If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 2(b), the Corporation may,

during the ninety (90) day period following the expiration of the periods provided in Section 2(b) and Section 2(c) offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice (or, with respect to any public offering, at the price and on the terms offered to the public).  If the Corporation does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days after the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Stockholder in accordance with this letter agreement.

e.               In the event the Stockholder elects to participate in any offering pursuant to this letter agreement at such time when such Stockholder holds New Warrants and all or any portion of the New Securities to be offered and sold by the Corporation are Common Stock, the Stockholder may elect to receive its Warrant Percentage of such shares in the form of warrants substantially in the form of the New Warrants (any such warrants, “Pre-Emptive Rights Warrants”).  For purposes of this letter agreement, the term “Warrant Percentage” shall mean, as of the time of determination, a number (1) the numerator of which is the number of shares of Common Stock issuable upon the exercise of any New Warrants or Pre-Emptive Rights Warrants then held by the Stockholder (collectively, the “Total Warrant Shares”) and (2) the denominator of which is the number of shares of Common Stock then held by the Stockholder plus the Total Warrant Shares.

3.              Notwithstanding Section 2, if in the good faith determination of a majority of the members of the board of directors of the Corporation, the failure to consummate such an offering or sale described in Section 1 without giving effect to the Stockholder’s preemptive rights described in Section 1 would result in a material adverse effect to the Corporation and its subsidiaries or their financial position, taken as a whole, the Corporation may propose and consummate such an offering or sale without regard to the preemptive rights described herein; provided, that, promptly following the consummation of such an offering or sale, the Stockholder shall have the right to invest in securities or lend amounts to the Corporation at the price and on the terms on which other investors or lenders in such offering or sale purchased or participated up to the amount that each such holder otherwise would have been eligible to purchase or participate in if the Corporation had complied with the preemptive rights provisions described herein in accordance with the terms hereof.

4.              The terms, conditions and provisions of this Agreement shall expire at 11:59 New York City time on January 31, 2021.

5.              For purposes of this letter agreement:

a.              “Affiliate” means as to any Person, any other Person or entity who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

b.              “Board” means the board of directors of the Corporation.

c.               “Common Stock” means the common stock, par value $0.001 per share, of the Corporation and any stock into which such Common Stock may hereafter be reclassified or converted, substituted or for which such Common Stock may be exchanged, and shall also include any Common Stock of the Corporation of any class hereafter authorized.

d.              “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

e.               “Investor” means any stockholder of the Corporation that has entered into a preemptive rights letter agreement or stockholder agreement with the Corporation pursuant to the Plan of Reorganization.

f.                “New Securities” means, collectively, any debt or equity or other capital raising transactions of the Corporation, whether or not currently authorized, as well as rights, options, or warrants to purchase such debt or equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such debt, equity or other capital raising transactions, other than securities issued (i) pursuant to an option plan, equity plan, employment agreement, compensation or similar arrangement or otherwise to managers, officers, directors, employees or consultants of the Corporation or any of its subsidiaries (including any exercise or conversion of any derivative securities issued thereunder), (ii) in connection with any capital reorganization, recapitalization, reclassification, stock split or stock dividend (including dividends on preferred stock whether in the form of shares of Common Stock or preferred stock) paid on a proportionate basis to all holders of the affected class of capital stock, (iii) as consideration in any direct or indirect acquisition (of stock or assets) or business combination by the Corporation or any of its subsidiaries, whether by merger, asset purchase, stock purchase or other reorganization (but, for the avoidance of doubt, not including any equity or debt financing in connection with such transaction), or (iv) in connection with the issuance of Common Stock upon conversion of the Corporation’s or any of its subsidiaries’ notes, debentures or other indebtedness (whether or not existing on the date hereof) in accordance with the terms of such notes, debentures or other indebtedness.

g.               “New Warrants” means a perpetual warrant issued by the Corporation, with a nominal exercise price, to purchase a number of shares of Common Stock in accordance with the terms of the Plan of Reorganization, the terms of which will provide that it will not be exercisable unless such exercise otherwise complies with applicable law and the form of which warrant is reasonably acceptable to the Stockholder and the Corporation.

h.              “Person” means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

i.                  “Plan of Reorganization” means the First Amended Joint Plan of Reorganization of the Corporation and its subsidiaries dated December 3, 2018, as amended or modified and as confirmed by that certain order of the Bankruptcy Court (as defined in the Asset Purchase Agreement, dated as of October 30, 2018 by and between the Corporation, Egalet US Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation and Iroko Pharmaceuticals Inc.) Case No. 18-12439 (BLS).

The undersigned understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.  This agreement may only be modified, supplemented, terminated (other than in accordance with its terms) or waived in a writing executed by the undersigned and the Company.

EGALET CORPORATION

By:
Name:
Title:

[Signature Page to Preemptive Rights Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Preemptive Rights Agreement]